Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma combined statements of income combine the historical consolidated financial statements of RailAmerica, Inc. and the Alcoa Railroad Group. On September 30, 2005, we completed the stock acquisition of the Alcoa Railroad Group from Alcoa Inc. for $77.8 million in cash, plus the assumption of $6.3 million of negative working capital. We funded the transaction through a $75.0 million increase in the term loan portion of our existing senior secured credit facility and through cash on hand. We have recorded the acquisition using the purchase method of accounting. The purchase price allocation of the Alcoa Railroad Group is preliminary until the appraisal of the tangible assets and valuation of the intangible assets have been completed.
     We derived the unaudited pro forma combined statement of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 from our unaudited financial statements as of September 30, 2005, audited financial statements as of December 31, 2004, the unaudited financial statements of the Alcoa Railroad Group as of September 30, 2005 and the audited financial statements of the Alcoa Railroad Group as of December 31, 2004.
     The pro forma combined statements of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 give effect to the acquisition using the purchase method of accounting as if the acquisition and the borrowings to finance the acquisition had been consummated on January 1, 2004. The pro forma combined statements of income give effect to certain adjustments that are directly attributable to the acquisition of the Alcoa Railroad Group. The Alcoa Railroad Group operating results reflected in these pro forma operating results include additional depreciation and amortization expense associated with the assumed tangible and intangible assets. This additional expense is preliminary until we have completed the appraisal of the tangible assets and valuation of the intangible assets. A pro forma balance sheet for September 30, 2005 has not been provided as the acquisition was included in our unaudited consolidated balance sheet for September 30, 2005 which was included as part of our Form 10-Q filed on November 9, 2005 with the Securities and Exchange Commission.
     The unaudited pro forma combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by our management. We are providing the pro forma combined financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma combined statements of operation do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

RAILAMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
For the nine months ended September 30, 2005
(in thousands, except earnings per share)
(Unaudited)

		Alcoa
		Railroad	Acquisition
	RailAmerica	Group	Adjustments	Combined
	(A)	(B)	(C)	Balances

Operating revenue	$333,401	$14,713	$—	$348,114

Operating expenses:
Transportation	206,261	6,488	—	212,749
Selling, general and administrative	65,462	692	—	66,154
Net gain on sale of assets	(787)	—	—	(787)
Depreciation and amortization	22,536	119	2,004	24,659

Total operating expenses	293,472	7,299	2,004	302,775

Operating income (loss)	39,929	7,414	(2,004)	45,339
Interest and other expense	(14,117)	—	(4,268)	(18,385)
Financing costs	(619)	—	—	(619)

Income (loss) from continuing operations before income taxes	25,193	7,414	(6,272)	26,335
Provision (benefit) for income taxes	2,264	2,722	(2,384)	2,602

Income (loss) from continuing operations	$22,929	$4,692	$(3,888)	$23,733

Earnings (loss) per share from continuing operations:
Basic	$0.61	$0.12	$(0.10)	$0.63
Diluted	$0.60	$0.12	$(0.10)	$0.62

Weighted average common shares outstanding:
Basic	37,679	37,679	37,679	37,679

Diluted	38,353	38,353	38,353	38,353

See accompanying notes to unaudited pro forma combined financial information.

RAILAMERICA, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Information
For the Nine Months Ended September 30, 2005

A	Represents the historical consolidated statement of income for the nine months ended September 30, 2005.

B	Represents the historical combined statement of income for the nine months ended September 30, 2005 of the Alcoa Railroad Group.

C	Represents the following adjustments:
Depreciation and amortization:

Purchase Price Allocation for the Alcoa Railroad Group
(preliminary)

Intangible assets acquired	$72,669
Fair value adjustment of fixed assets acquired	10,000
Negative working capital acquired	(6,300)
Net long-term assets acquired	1,431

Total purchase price	$77,800
Additional depreciation expense of $187,000 related to the fair value adjustment to property and equipment based on estimated average useful lives of 40 years on a straight line basis in accordance with RailAmerica, Inc.’s policies.
Additional amortization expense of $1,817,000 associated with the intangible assets that resulted from the acquisition with an estimated life of 30 years.
Interest expense:
Additional interest expense of $3,149,000 at an assumed average rate of 5.56% on $75.0 million of new senior debt. A change in the variable rate of 1/8% would result in a change in interest expense of $71,000 on an annual basis.
Additional interest expense of $61,000 for the amortization of deferred loan costs incurred for the issuance of $75 million of senior term debt.
Additional interest expense of $1,058,000 on the previously existing $350 million of senior debt due to an increase in our margin rate as a result of the increase in our leverage ratio from the acquisition. A change in the variable rate of 1/8% would result in a change in interest expense of $328,000 on an annual basis.
Income tax provision:
Income tax effect on the above adjustments at the approximate statutory rate of 38%.

RAILAMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
For the twelve months ended December 31, 2004
(in thousands, except earnings per share)

		Alcoa
		Railroad	Acquisition
	RailAmerica	Group	Adjustments	Combined
	(A)	(B)	(C)	Balances

Operating revenue	$395,564	$18,104	$—	$413,668

Operating expenses:
Transportation	226,897	8,204	—	235,101
Selling, general and administrative	88,582	967	—	89,549
Net gain on sale of assets	(4,022)	—	—	(4,022)
Impairment of assets	12,569	—	—	12,569
Depreciation and amortization	29,247	239	2,672	32,158

Total operating expenses	353,273	9,410	2,672	365,355

Operating income (loss)	42,291	8,694	(2,672)	48,313
Interest and other expense	(28,642)	—	(4,511)	(33,153)
Financing costs	(39,549)	—	—	(39,549)

Income (loss) from continuing operations before income taxes	(25,900)	8,694	(7,183)	(24,389)
Provision (benefit) for income taxes	(4,505)	3,193	(2,729)	(4,041)

Income (loss) from continuing operations	$(21,395)	$5,501	$(4,454)	$(20,348)

Earnings (loss) per share from continuing operations:
Basic	$(0.61)	$0.16	$(0.13)	$(0.58)
Diluted	$(0.61)	$0.16	$(0.13)	$(0.58)

Weighted average common shares outstanding:
Basic	34,982	34,982	34,982	34,982

Diluted	34,982	34,982	34,982	34,982

See accompanying notes to unaudited pro forma condensed financial information.

RAILAMERICA, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Information
For the Twelve Months Ended December 31, 2004

A	Represents the historical consolidated statement of income for the year ended December 31, 2004.

B	Represents the historical combined statement of income for the year ended December 31, 2004 of the Alcoa Railroad Group.

C	Represents the following adjustments:

Depreciation and amortization:

Purchase Price Allocation for the Alcoa Railroad Group
(preliminary)

Intangible assets acquired	$72,669
Fair value adjustment of fixed assets acquired	10,000
Negative working capital acquired	(6,300)
Net long-term assets acquired	1,431

Total purchase price	$77,800
Additional depreciation expense of $250,000 related to the fair value adjustment to property and equipment based on estimated average useful lives of 40 years on a straight line basis in accordance with RailAmerica, Inc.’s policies.
Additional amortization expense of $2,422,000 associated with the intangible assets that resulted from the acquisition with an estimated life of 30 years.
Interest expense:
Additional interest expense of $2,945,000 at an assumed average rate of 3.87% on $75.0 million of new senior debt. A change in the variable rate of 1/8% would result in a change in interest expense of $95,000 on an annual basis.
Additional interest expense of $82,000 for the amortization of deferred loan costs incurred for the $75 million issuance of senior term debt.
Additional interest expense of $1,484,000 on the previously existing $350 million of senior debt due to an increase in our margin rate as a result of the increase in our leverage ratio from the acquisition. A change in the variable rate of 1/8% would result in a change in interest expense of $444,000 on an annual basis.
Income tax provision:
Income tax effect on the above adjustments at the approximate statutory rate of 38%.